SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 13, 2010

 Feel Golf Co., Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 13, 2010, Feel Golf Company, Inc. (OTC Bulletin Board: FEEL) (the “Company”), a seller of golf grips and golf clubs, entered into a Securities Purchase Agreement with an accredited investor for the purchase of a 15% Convertible Debenture due August 13, 2012 for $11,000 (the “Debenture”), attached hereto as Exhibit 10.1. The Debenture bears interest at an annual rate of 15% payable upon maturity. At the Company’s option, the interest can be paid in either cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Subject to certain terms and conditions specified in the Note, the holders may convert the Debenture into shares of the Company’s Common Stock at the higher of (i) 50% of the average of the five (5) lowest closing prices for the Company’s Common Stock during the previous fifteen (15) trading days, or (ii) $0.0001.

The descriptions of the terms and conditions of the the Debenture set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such document attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Debenture was issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transaction qualified for an exemption from registration because among other things, the transaction did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

N/A

(b) Pro Forma Financial Information

N/A

(c) Exhibits

Exhibit No.	Description

10.1	15% Convertible Debenture due August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: August 18, 2010	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer
Interim Chief Financial Officer